Contacts:	For Media:	For Financials:
	John Oxford	Kevin Chapman
	Vice President	Executive Vice President
	Director of External Affairs	Chief Financial Officer
	(662) 680-1219	(662) 680-1450
	joxford@renasant.com	kchapman@renasant.com

RENASANT CORPORATION ANNOUNCES
2015 FIRST QUARTER EARNINGS

TUPELO, MISSISSIPPI (April 28, 2015) - Renasant Corporation (NASDAQ: RNST) (the “Company”) today announced financial results for the first quarter of 2015. Net income for the first quarter of 2015 was $15,240,000, or basic and diluted earnings per share (“EPS”) of $0.48, as compared to $13,597,000, or basic and diluted EPS of $0.43, for the first quarter of 2014.

For the first quarter of 2015, the Company’s return on average assets and return on average equity were 1.06% and 8.59%, respectively, as compared to 0.93% and 8.19%, respectively, for the first quarter of 2014. The Company’s 2015 first quarter return on average tangible assets and return on average tangible equity were 1.18% and 15.45%, respectively, as compared to 1.05% and 16.05%, respectively, for the first quarter of 2014.

In December 2014, the Company announced a definitive merger agreement to acquire Heritage Financial Group, Inc. ("Heritage"), a bank holding company headquartered in Albany, Georgia, and the parent of HeritageBank of the South, in an all-stock merger. During the first quarter of 2015, the Company incurred merger expenses of approximately $478 thousand, or $0.01 in EPS, related to the Heritage merger.

“Our first quarter 2015 financial results reflect a strong start to what we expect to be a great year. These results are a continuation of superior returns on profitability metrics, as our return on tangible assets was 1.18%, and our return on tangible equity was 15.45%,” said Renasant Chairman and Chief Executive Officer, E. Robinson McGraw. “When compared to the same quarter in 2014, we increased net income and EPS by 12% by growing revenue while at the same time holding noninterest expense flat. As we look forward, we believe we are well positioned to improve profitability and earnings growth during 2015.”

Total assets as of March 31, 2015, were approximately $5.88 billion, as compared to $5.90 billion as of March 31, 2014, and $5.81 billion on a linked quarter basis.

Total deposits were $4.94 billion at March 31, 2015, as compared to $5.0 billion at March 31, 2014, and $4.84 billion at December 31, 2014. The Company’s cost of funds was 43 basis points for the first quarter of 2015, as compared to 48 basis points for the same quarter in 2014. The Company’s noninterest-bearing deposits averaged approximately $932 million, or 19.1% of average deposits, for the first quarter of 2015, as compared to $949 million, or 18.9% of average deposits, for the first quarter of 2014.

Total loans, including loans acquired in either the First M&F Corporation (“First M&F”) merger or in FDIC-assisted transactions (collectively referred to as “acquired loans”), were approximately

$3.95 billion at March 31, 2015, as compared to $3.87 billion at March 31, 2014, and $3.99 billion on a linked quarter basis.

Excluding acquired loans, loans grew 11% to $3.27 billion at March 31, 2015, as compared to $2.95 billion at March 31, 2014. On a linked quarter basis, non-acquired loans were $3.27 billion at December 31, 2014.

At March 31, 2015, the Company’s Tier 1 leverage capital ratio was 9.75%, its Tier 1 risk-based capital ratio was 12.45%, and its total risk-based capital ratio was 13.50%. The Company’s common equity Tier 1 capital ratio was 10.34% at March 31, 2015. In all capital ratio categories, the Company’s regulatory capital ratios continued to be in excess of the regulatory minimums required to be classified as “well-capitalized.” The Company’s tangible common equity ratio was 7.65% as of March 31, 2015.

Net interest income was $48.8 million for the first quarter of 2015, as compared to approximately $50.0 million for the first quarter of 2014. Net interest margin was 4.03% for the first quarter of 2015, as compared to 4.04% for the first quarter of 2014. Additional interest income recognized in connection with the acceleration of pay downs and payoffs from acquired loans was $590,000 in the first quarter of 2015 and increased net interest margin 5 basis points compared to $2.6 million and 21 basis point increase in net interest margin in the same period in 2014.

Noninterest income was $21.9 million for the first quarter of 2015, as compared to approximately $18.6 million for the first quarter of 2014, and $20.0 million for the fourth quarter of 2014. The Company’s mortgage revenue increased 95% on a linked quarter basis due to increased production as a result of a decrease in rates and originator hires made in the latter part of 2014.

Noninterest expense was $47.4 million for the first quarter of 2015, as compared to approximately $47.6 million for the first quarter of 2014.

At March 31, 2015, total nonperforming loans (loans 90 days or more past due and nonaccrual loans) were $48.2 million, and total other real estate owned (“OREO”) was $31.7 million. The Company’s nonperforming loans and OREO that were acquired either through the First M&F merger or in connection with FDIC-assisted transactions (collectively referred to as “acquired nonperforming assets”) were $29.3 million and $15.0 million, respectively at March 31, 2015.

Since the acquired nonperforming assets were recorded at fair value at the time of acquisition or subject to loss-share agreements with the FDIC, which significantly mitigates our actual loss, the remaining information in this release on nonperforming loans, OREO and the related asset quality ratios excludes these acquired nonperforming assets.

The Company’s nonperforming loans were $18.9 million as of March 31, 2015, as compared to $19.7 million as of March 31, 2014, and $20.2 million at December 31, 2014. Nonperforming loans as a percentage of total loans were 0.58% as of March 31, 2015, as compared to 0.67% as of March 31, 2014, and 0.62% as of December 31, 2014.

Annualized net charge-offs as a percentage of average loans remained the same at 0.11% for the first quarter of 2015, as compared to the first quarter of 2014. The Company recorded a provision for loan losses of $1.1 million for the first quarter of 2015, as compared to $1.5 million for the first quarter of 2014.

The allowance for loan losses totaled $42.3 million at March 31, 2015, as compared to $48.0 million as of March 31, 2014, and $42.3 million as of December 31, 2014. The allowance for loan losses as a percentage of loans was 1.29% as of March 31, 2015, as compared to 1.63% as of March 31, 2014, and 1.29% as of December 31, 2014.

The Company’s coverage ratio, or its allowance for loan losses as a percentage of nonperforming loans, was 223.68% as of March 31, 2015, as compared to 244.06% as of March 31, 2014, and 209.49% as of December 31, 2014. Loans 30 to 89 days past due as a percentage of total loans were 0.37% at March 31, 2015, as compared to 0.25% at March 31, 2014, and 0.32% at December 31, 2014.

OREO was $16.7 million as of March 31, 2015, as compared to $25.1 million as of March 31, 2014, and $17.1 million at December 31, 2014. During the first quarter of 2015, the Company experienced a significant reduction in costs associated with OREO as OREO expense decreased approximately 68.7% as compared to the first quarter of 2014.

“We see many positives on the horizon, specifically, healthy commercial loan pipelines which support our annual loan growth goals with a robust mortgage loan pipeline - both of which should drive continued revenue growth,” stated McGraw. “Concurrently, we are working towards a successful merger and conversion with Heritage, which after receiving the required regulatory approval during the first quarter of 2015, we anticipate completing during the third quarter of 2015.”

CONFERENCE CALL INFORMATION:
A live audio webcast of a conference call with analysts will be available beginning at 10:00 AM Eastern Time on Wednesday, April 29, 2015.

The webcast can be accessed through Renasant's investor relations website at www.renasant.com or http://services.choruscall.com/links/rnst150429.html. To access the conference via telephone, dial 1-877-513-1143 in the United States and request the Renasant Corporation First Quarter Earnings Webcast and Conference Call. International participants should dial 1-412-902-4145 to access the conference call.

The webcast will be archived on www.renasant.com beginning one hour after the call and will remain accessible for one year. Replays can also be accessed via telephone by dialing 1-877-344-7529 in the United States and entering conference number 10063653 or by dialing 1-412-317-0088 internationally and entering the conference number. Telephone replay access is available until May 13, 2015.

ABOUT RENASANT CORPORATION:

Renasant Corporation is the parent of Renasant Bank, a 111-year-old financial services institution, and Renasant Insurance. Renasant has assets of approximately $5.9 billion and operates more than 120 banking, mortgage, financial services and insurance offices in Mississippi, Tennessee, Alabama and Georgia.

NOTE TO INVESTORS:

This news release may contain, or incorporate by reference, statements which may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements usually include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions.

Prospective investors are cautioned that any such forward-looking statements are not guarantees for future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include significant fluctuations in interest rates, inflation, economic recession, significant changes in the federal and state legal and regulatory environment, significant underperformance in our portfolio of outstanding loans, and competition in our markets. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

NON-GAAP FINANCIAL MEASURES:

In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. These non-GAAP financial measures adjust GAAP financial measures to exclude intangible assets, which the Company’s management uses when evaluating capital utilization and adequacy. In addition, the Company believes that these non-GAAP financial measures facilitate the making of period-to-period comparisons and are meaningful indications of its operating performance particularly because these measures are widely used by industry analysts for companies with merger and acquisition activities. Also, because intangible assets such as goodwill and the core deposit intangible can vary extensively from company to company and are excluded from the calculation of a financial institution’s regulatory capital, the Company believes that the presentation of this non-GAAP financial information allows readers to more easily compare the Company’s results to information provided in other regulatory reports and the results of other companies.

The specific non-GAAP financial measures used are return on average tangible shareholders’ equity, return on average tangible assets and the ratio of tangible equity to tangible assets (commonly referred to as the “tangible capital ratio”). The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. Investors should note that, because there are no standardized definitions for the calculations as well as the results, the Company’s calculations may not be comparable to other similarly titled measures presented by other companies. Also, there may be limits in the usefulness of these measures to investors. As a result, the Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the table at the end of this release under the caption “Reconciliation of GAAP to Non-GAAP.”

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
						Q1 2015 -	For The Three Months Ending
	2015	2014				Q4 2014	March 31,
	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2015	2014	Variance
Statement of earnings
Interest income - taxable equivalent basis	$55,910	$57,335	$58,098	$60,002	$57,811	(2.49)	$55,910	$57,811	(3.29)
Interest income	$54,166	$55,596	$56,358	$58,277	$56,177	(2.57)	$54,166	$56,177	(3.58)
Interest expense	5,324	5,580	5,886	6,108	6,206	(4.59)	5,324	6,206	(14.21)
Net interest income	48,842	50,016	50,472	52,169	49,971	(2.35)	48,842	49,971	(2.26)
Provision for loan losses	1,075	1,050	2,217	1,450	1,450	2.38	1,075	1,450	(25.86)
Net interest income after provision	47,767	48,966	48,255	50,719	48,521	(2.45)	47,767	48,521	(1.55)
Service charges on deposit accounts	5,933	6,526	6,747	6,193	5,916	(9.09)	5,933	5,916	0.29
Fees and commissions on loans and deposits	4,894	5,150	6,237	5,515	4,972	(4.97)	4,894	4,972	(1.57)
Insurance commissions and fees	1,967	1,973	2,270	2,088	1,863	(0.30)	1,967	1,863	5.58
Wealth management revenue	2,190	2,144	2,197	2,170	2,144	2.15	2,190	2,144	2.15
Securities gains (losses)	—	—	375	—	—	—	—	—	—
Gain on sale of mortgage loans	4,633	2,369	2,635	2,006	1,585	95.57	4,633	1,585	192.30
Gain on acquisition	—	—	—	—	—	—	—	—	—
Other	2,287	1,809	2,102	1,499	2,136	26.42	2,287	2,136	7.07
Total noninterest income	21,904	19,971	22,563	19,471	18,616	9.68	21,904	18,616	17.66
Salaries and employee benefits	28,260	27,301	29,569	29,810	28,428	3.51	28,260	28,428	(0.59)
Data processing	3,181	2,949	2,906	2,850	2,695	7.87	3,181	2,695	18.03
Occupancy and equipment	5,559	5,146	5,353	4,906	4,847	8.03	5,559	4,847	14.69
Other real estate	532	723	1,101	1,068	1,701	(26.42)	532	1,701	(68.72)
Amortization of intangibles	1,275	1,327	1,381	1,427	1,471	(3.92)	1,275	1,471	(13.32)
Merger-related expenses	478	499	—	—	195	(4.21)	478	195	145.13
Debt extinguishment penalty	—	—	—	—	—	—	—	—	—
Other	8,129	8,034	7,865	9,335	8,308	1.18	8,129	8,308	(2.15)
Total noninterest expense	47,414	45,979	48,175	49,396	47,645	3.12	47,414	47,645	(0.48)
Income before income taxes	22,257	22,958	22,643	20,794	19,492	(3.05)	22,257	19,492	14.19
Income taxes	7,017	7,361	7,108	5,941	5,895	(4.67)	7,017	5,895	19.03
Net income	$15,240	$15,597	$15,535	$14,853	$13,597	(2.29)	$15,240	$13,597	12.08
Basic earnings per share	$0.48	$0.49	$0.49	$0.47	$0.43	(2.04)	$0.48	$0.43	11.63
Diluted earnings per share	0.48	0.49	0.49	0.47	0.43	(2.04)	0.48	0.43	11.63
Average basic shares outstanding	31,576,275	31,537,278	31,526,423	31,496,737	31,436,148	0.12	31,576,275	31,436,148	0.45
Average diluted shares outstanding	31,815,710	31,781,734	31,718,529	31,698,198	31,668,362	0.11	31,815,710	31,668,362	0.47
Common shares outstanding	31,604,937	31,545,145	31,533,703	31,519,641	31,480,395	0.19	31,604,937	31,480,395	0.40
Cash dividend per common share	$0.17	$0.17	$0.17	$0.17	$0.17	—	$0.17	$0.17	—
Performance ratios
Return on average shareholders' equity	8.59%	8.72%	8.84%	8.67%	8.19%		8.59%	8.19%
Return on average tangible shareholders' equity (1)	15.45%	15.90%	16.50%	16.55%	16.05%		15.45%	16.05%
Return on average assets	1.06%	1.08%	1.07%	1.02%	0.93%		1.06%	0.93%
Return on average tangible assets (2)	1.18%	1.20%	1.20%	1.15%	1.05%		1.18%	1.05%
Net interest margin (FTE)	4.03%	4.09%	4.12%	4.24%	4.04%		4.03%	4.04%
Yield on earning assets (FTE)	4.45%	4.53%	4.58%	4.72%	4.53%		4.45%	4.53%
Cost of funding	0.43%	0.45%	0.47%	0.48%	0.48%		0.43%	0.48%
Average earning assets to average assets	87.49%	87.41%	87.32%	87.39%	87.35%		87.49%	87.35%
Average loans to average deposits	81.44%	82.67%	82.26%	79.11%	77.00%		81.44%	77.00%
Noninterest income (less securities gains/
losses) to average assets	1.53%	1.38%	1.53%	1.34%	1.27%		1.53%	1.27%
Noninterest expense (less debt prepayment penalties/
merger-related expenses) to average assets	3.27%	3.14%	3.32%	3.39%	3.25%		3.27%	3.25%
Net overhead ratio	1.74%	1.76%	1.79%	2.06%	1.97%		1.74%	1.97%
Efficiency ratio (FTE) (4)	62.99%	61.56%	62.90%	65.38%	65.48%		62.99%	65.48%

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
						Q1 2015	For The Three Months Ending
	2015	2014				Q4 2014	March 31,
	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2015	2014	Variance
Average Balances
Total assets	$5,821,758	$5,746,146	$5,758,083	$5,836,607	$5,927,884	1.32	$5,821,758	$5,927,884	(1.79)
Earning assets	5,093,224	5,022,647	5,027,805	5,100,833	5,178,069	1.41	5,093,224	5,178,069	(1.64)
Securities	989,743	979,052	1,001,548	1,026,948	1,002,519	1.09	989,743	1,002,519	(1.27)
Mortgage loans held for sale	50,918	27,443	31,832	26,004	19,925	85.54	50,918	19,925	155.55
Loans, net of unearned	3,969,244	3,954,606	3,937,142	3,897,027	3,868,747	0.37	3,969,244	3,868,747	2.60
Intangibles	296,682	297,978	300,725	302,181	303,599	(0.43)	296,682	303,599	(2.28)
Noninterest-bearing deposits	932,011	936,672	896,856	905,180	949,317	(0.50)	932,011	949,317	(1.82)
Interest-bearing deposits	3,941,863	3,846,891	3,889,133	4,020,754	4,074,745	2.47	3,941,863	4,074,745	(3.26)
Total deposits	4,873,874	4,783,563	4,785,988	4,925,934	5,024,063	1.89	4,873,874	5,024,062	(2.99)
Borrowed funds	168,758	190,928	214,017	169,373	170,091	(11.61)	168,758	170,091	(0.78)
Shareholders' equity	719,687	709,780	697,103	686,794	673,046	1.40	719,687	673,046	6.93

						Q1 2015 -	As of
	2015	2014				Q4 2014	March 31,
	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2015	2014	Variance
Balances at period end
Total assets	$5,882,098	$5,805,129	$5,751,711	$5,826,020	$5,902,831	1.33	$5,882,098	$5,902,831	(0.35)
Earning assets	5,168,497	5,063,039	5,053,252	5,063,873	5,161,173	2.08	5,168,497	5,161,173	0.14
Securities	1,016,393	983,747	980,328	1,007,331	1,046,688	3.32	1,016,393	1,046,688	(2.89)
Mortgage loans held for sale	102,780	25,628	30,451	28,116	28,433	301.05	102,780	28,433	261.48
Loans acquired from M&F	553,574	577,347	636,628	694,115	746,047	(4.12)	553,574	746,047	(25.80)
Loans not acquired	3,274,314	3,267,486	3,165,492	3,096,286	2,947,836	0.21	3,274,314	2,947,836	11.08
Loans acquired and subject to loss share	125,773	143,041	155,319	167,129	173,545	(12.07)	125,773	173,545	(27.53)
Total loans	3,953,661	3,987,874	3,957,439	3,957,530	3,867,428	(0.86)	3,953,661	3,867,428	2.23
Intangibles	296,053	297,330	298,609	301,478	302,903	(0.43)	296,053	302,903	(2.26)
Noninterest-bearing deposits	959,351	919,872	935,544	902,766	914,964	4.29	959,351	914,964	4.85
Interest-bearing deposits	3,983,419	3,918,546	3,828,126	3,983,965	4,089,820	1.66	3,983,419	4,089,820	(2.60)
Total deposits	4,942,770	4,838,418	4,763,670	4,886,731	5,004,784	2.16	4,942,770	5,004,784	(1.24)
Borrowed funds	162,313	188,825	227,664	189,830	168,700	(14.04)	162,313	168,700	(3.79)
Shareholders' equity	723,196	711,651	700,475	688,215	676,715	1.62	723,196	676,715	6.87
Market value per common share	$30.05	$28.93	$27.05	$29.07	$29.05	3.87	$30.05	$29.05	3.44
Book value per common share	22.88	22.56	22.21	21.83	21.50	1.42	22.88	21.50	6.42
Tangible book value per common share	13.52	13.13	12.74	12.27	11.87	2.97	13.52	11.87	13.90
Shareholders' equity to assets (actual)	12.29%	12.26%	12.18%	11.81%	11.46%	0.24	12.29%	11.46%	7.24
Tangible capital ratio (3)	7.65%	7.52%	7.37%	7.00%	6.68%	1.73	7.65%	6.68%	14.52
Leverage ratio	9.75%	9.53%	9.31%	8.91%	8.56%	2.31	9.75%	8.56%	13.90
Common equity tier 1 capital ratio	10.34%	—%	—%	—%	—%	—	10.34%	—%	—
Tier 1 risk-based capital ratio	12.45%	12.45%	12.28%	11.82%	11.54%	—	12.45%	11.54%	7.89
Total risk-based capital ratio	13.50%	13.54%	13.43%	12.96%	12.70%	(0.30)	13.50%	12.70%	6.30

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
						Q1 2015 -	As of
	2015	2014				Q4 2014	March 31,
	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2015	2014	Variance
Loans not acquired
Commercial, financial, agricultural	$418,752	$418,501	$378,802	$365,262	$347,828	0.06	$418,752	$347,828	20.39
Lease Financing	11,560	10,114	5,377	1,767	612	14.30	11,560	612	1,788.89
Real estate- construction	200,966	210,837	193,787	172,319	149,450	(4.68)	200,966	149,450	34.47
Real estate - 1-4 family mortgages	1,025,264	1,014,412	984,778	966,546	941,260	1.07	1,025,264	941,260	8.92
Real estate - commercial mortgages	1,542,706	1,538,950	1,527,680	1,516,372	1,441,403	0.24	1,542,706	1,441,403	7.03
Installment loans to individuals	75,066	74,672	75,068	74,020	67,283	0.53	75,066	67,283	11.57
Loans, net of unearned	$3,274,314	$3,267,486	$3,165,492	$3,096,286	$2,947,836	0.21	$3,274,314	$2,947,836	11.08
Loans acquired and subject to loss share
Commercial, financial, agricultural	$3,917	$6,684	$7,699	$7,677	$8,283	(41.40)	$3,917	$8,283	(52.71)
Lease Financing	—	—	—	—	—	—	—	—	—
Real estate- construction	—	—	1,648	1,648	1,648	—	—	1,648	(100.00)
Real estate - 1-4 family mortgages	42,758	44,017	46,354	49,616	52,252	(2.86)	42,758	52,252	(18.17)
Real estate - commercial mortgages	79,064	92,304	99,579	108,166	111,337	(14.34)	79,064	111,337	(28.99)
Installment loans to individuals	34	36	39	22	25	(5.56)	34	25	36.00
Loans, net of unearned	$125,773	$143,041	$155,319	$167,129	$173,545	(12.07)	$125,773	$173,545	(27.53)
Loans acquired from M&F
Commercial, financial, agricultural	$52,119	$58,098	$64,058	$74,887	$84,004	(10.29)	$52,119	$84,004	(37.96)
Lease Financing	—	—	—	—	—	—	—	—	—
Real estate- construction	483	1,224	1,631	2,610	4,803	(60.54)	483	4,803	(89.94)
Real estate - 1-4 family mortgages	171,433	177,931	190,447	205,126	217,748	(3.65)	171,433	217,748	(21.27)
Real estate - commercial mortgages	317,224	325,660	363,793	390,781	415,418	(2.59)	317,224	415,418	(23.64)
Installment loans to individuals	12,315	14,434	16,699	20,711	24,074	(14.68)	12,315	24,074	(48.85)
Loans, net of unearned	$553,574	$577,347	$636,628	$694,115	$746,047	(4.12)	$553,574	$746,047	(25.80)
Asset quality data
Assets not acquired:
Nonaccrual loans	$17,719	$18,781	$19,070	$17,175	$18,365	(5.65)	$17,719	$18,365	(3.52)
Loans 90 past due or more	1,193	1,406	7,177	3,615	1,322	(15.15)	1,193	1,322	(9.76)
Nonperforming loans	18,912	20,187	26,247	20,790	19,687	(6.32)	18,912	19,687	(3.94)
Other real estate owned	16,735	17,087	20,461	23,950	25,117	(2.06)	16,735	25,117	(33.37)
Nonperforming assets not acquired	$35,647	$37,274	$46,708	$44,740	$44,804	(4.36)	$35,647	$44,804	(20.44)
Assets acquired and subject to loss share:
Nonaccrual loans	$18,040	$24,172	$33,216	$41,425	$46,078	(25.37)	$18,040	$46,078	(60.85)
Loans 90 past due or more	—	48	1,979	—	32	(100.00)	—	32	(100.00)
Nonperforming loans	18,040	24,220	35,195	41,425	46,110	(25.52)	18,040	46,110	(60.88)
Other real estate owned	4,325	6,368	4,033	7,472	10,218	(32.08)	4,325	10,218	(57.67)
Nonperforming assets acquired and subject to loss share	$22,365	$30,588	$39,228	$48,897	$56,328	(26.88)	$22,365	$56,328	(60.30)
Assets acquired from M&F:
Nonaccrual loans	$1,627	$1,443	$1,991	$5,966	$6,393	12.75	$1,627	$6,393	(74.55)
Loans 90 past due or more	9,636	9,259	8,375	5,057	1,922	4.07	9,636	1,922	401.35
Nonperforming loans	11,263	10,702	10,366	11,023	8,315	5.24	11,263	8,315	35.45
Other real estate owned	10,626	11,017	9,565	10,381	12,406	(3.55)	10,626	12,406	(14.35)
Nonperforming assets acquired from M&F	$21,889	$21,719	$19,931	$21,404	$20,721	0.78	$21,889	$20,721	5.64
Net loan charge-offs (recoveries)	$1,062	$3,330	$4,952	$2,194	$1,067	(68.11)	$1,062	$1,067	(0.47)
Allowance for loan losses	42,302	42,289	44,569	47,304	48,048	0.03	42,302	48,048	(11.96)
Annualized net loan charge-offs / average loans	0.11%	0.33%	0.50%	0.23%	0.11%		0.11%	0.11%
Nonperforming loans / total loans*	1.22%	1.38%	1.81%	1.85%	1.92%		1.22%	1.92%
Nonperforming assets / total assets*	1.36%	1.54%	1.84%	1.97%	2.06%		1.36%	2.06%
Allowance for loan losses / total loans*	1.07%	1.06%	1.13%	1.20%	1.24%		1.07%	1.24%
Allowance for loan losses / nonperforming loans*	87.74%	76.74%	62.07%	64.59%	64.83%		87.74%	64.83%
Nonperforming loans / total loans**	0.58%	0.62%	0.83%	0.67%	0.67%		0.58%	0.67%
Nonperforming assets / total assets**	0.61%	0.64%	0.81%	0.77%	0.76%		0.61%	0.76%
Allowance for loan losses / total loans**	1.29%	1.29%	1.41%	1.53%	1.63%		1.29%	1.63%
Allowance for loan losses / nonperforming loans**	223.68%	209.49%	169.81%	227.53%	244.06%		223.68%	244.06%
*Based on all assets (includes acquired assets)
**Excludes assets acquired from M&F and assets covered under loss share

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

		RECONCILIATION OF GAAP TO NON-GAAP

						For The Three Months Ending
	2015	2014				March 31,
	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter	2015	2014
Net income (GAAP)	$15,240	$15,597	$15,535	$14,853	$13,597	$15,240	$13,597
Amortization of intangibles, net of tax	873	902	947	1,019	1,026	873	1,026
Tangible net income (non-GAAP)	$16,113	$16,499	$16,482	$15,872	$14,623	$16,113	$14,623

Average shareholders' equity (GAAP)	$719,687	$709,780	$697,103	$686,794	$673,046	$719,687	$673,046
Intangibles	296,682	297,978	300,725	302,181	303,599	296,682	303,599
Average tangible s/h's equity (non-GAAP)	$423,005	$411,802	$396,378	$384,613	$369,447	$423,005	$369,447

Average total assets (GAAP)	$5,821,758	$5,746,146	$5,758,083	$5,836,607	$5,927,884	$5,821,758	$5,927,884
Intangibles	296,682	297,978	300,725	302,181	303,599	296,682	303,599
Average tangible assets (non-GAAP)	$5,525,076	$5,448,168	$5,457,358	$5,534,426	$5,624,285	$5,525,076	$5,624,285

Actual total assets (GAAP)	$5,882,098	$5,805,129	$5,751,711	$5,826,020	$5,902,831	$5,882,098	$5,902,831
Intangibles	296,053	297,330	298,609	301,478	302,903	296,053	302,903
Actual tangible assets (non-GAAP)	$5,586,045	$5,507,799	$5,453,102	$5,524,542	$5,599,928	$5,586,045	$5,599,928

(1) Return on Average Equity
Return on avg s/h's equity (GAAP)	8.59%	8.72%	8.84%	8.67%	8.19%	8.59%	8.19%
Effect of adjustment for intangible assets	6.86%	7.18%	7.66%	7.88%	7.86%	6.86%	7.85%
Return on avg tangible s/h's equity (non-GAAP)	15.45%	15.90%	16.50%	16.55%	16.05%	15.45%	16.05%

(2) Return on Average Assets
Return on (average) assets (GAAP)	1.06%	1.08%	1.07%	1.02%	0.93%	1.06%	0.93%
Effect of adjustment for intangible assets	0.12%	0.12%	0.13%	0.13%	0.12%	0.12%	0.12%
Return on average tangible assets (non-GAAP)	1.18%	1.20%	1.20%	1.15%	1.05%	1.18%	1.05%

(3) Shareholder Equity Ratio
Shareholders' equity to (actual) assets (GAAP)	12.29%	12.26%	12.18%	11.81%	11.46%	12.29%	11.46%
Effect of adjustment for intangible assets	4.65%	4.74%	4.81%	4.81%	4.79%	4.65%	4.79%
Tangible capital ratio (non-GAAP)	7.65%	7.52%	7.37%	7.00%	6.68%	7.65%	6.68%

		CALCULATION OF EFFICIENCY RATIO

Interest income (FTE)	$55,910	$57,335	$58,098	$60,002	$57,811	$55,910	$57,811
Interest expense	5,324	5,580	5,886	6,108	6,206	5,324	6,206
Net Interest income (FTE)	$50,586	$51,755	$52,212	$53,894	$51,605	$50,586	$51,605

Total noninterest income	$21,904	$19,971	$22,563	$19,471	$18,616	$21,904	$18,616
Securities gains (losses)	—	—	375	—	—	—	—
Gain on acquisition	—	—	—	—	—	—	—
Total noninterest income	$21,904	$19,971	$22,188	$19,471	$18,616	$21,904	$18,616
Total Income (FTE)	$72,490	$71,726	$74,400	$73,365	$70,221	$72,490	$70,221

Total noninterest expense	$47,414	$45,979	$48,175	$49,396	$47,645	$47,414	$47,645
Amortization of intangibles	1,275	1,327	1,381	1,427	1,471	1,275	1,471
Merger-related expenses	478	499	—	—	195	478	195
Debt extinguishment penalty	—	—	—	—	—	—	—
Total noninterest expense	$45,661	$44,153	$46,794	$47,969	$45,979	$45,661	$45,979

(4) Efficiency Ratio	62.99%	61.56%	62.90%	65.38%	65.48%	62.99%	65.48%